UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 14, 2006



                            HARVEY ELECTRONICS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         NEW YORK                     1-4626                  13-1534671
----------------------------   ----------------------    ----------------------
(State or other jurisdiction   (Commission File Number)    (IRS Employer
 of incorporation)                                       Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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   (Address of principal executive office)                (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                       N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Conditions

     On June 14, 2006, Harvey Electronics, Inc. issued a release announcing its financial results for the thirteen weeks and six months ended April 29, 2006. A copy of the release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
          99.1 Press Release dated June 14, 2006



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             HARVEY ELECTRONICS, INC.


                             By: /s/Joseph J. Calabrese
                                 ----------------------------------
                                 Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary

Date:  June 14, 2006

                                [GRAPHIC OMITTED]
                             Extraordinary. In every way.(TM)

For Immediate Release
June 14, 2006


                        HARVEY ELECTRONICS, INC. REPORTS

       RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED APRIL 29, 2006

Lyndhurst, NJ, June 14, 2006 -- Harvey Electronics, Inc. ("Harvey Electronics", "Harvey" or the "Company"; NASDAQ Capital Market symbol: "HRVE") announced results for the second quarter and six months ended April 29, 2006.

The Company's pre-tax loss for the second quarter ended April 29, 2006 was reduced to $76,000 from a pre-tax loss of $303,000 for the same quarter last year. The Company's net loss for the second quarter was reduced to $51,000, from a net loss of $185,000 for the same quarter last year.

The Company's pre-tax loss for the six months ended April 29, 2006 was $6,000, as compared to pre-tax income of $151,000 for the same period last year. The net loss for the first six months of fiscal 2006 was $6,000, as compared to net income of $89,000 for the same period last year.

As previously reported, for the second quarter of 2006, net sales aggregated $9,546,000, a decrease of $182,000 or 1.9% from the same quarter last year. Comparable store sales for the second quarter of fiscal 2006 decreased approximately $976,000 or 10% from the same quarter last year.

For the six months ended April 29, 2006, net sales aggregated $20,931,000, a decrease of $882,000 or 4% from the same period last year. Comparable store sales for the six-month period ended April 29, 2006 decreased approximately $2.3 million or 10.5% from the same period last year.

Mr. Franklin Karp, CEO and President of Harvey Electronics stated, "While our results improved for the second quarter of fiscal 2006, as compared to the same quarter last year, sales and profitability have been negatively impacted by a slowdown of retail store traffic and continued shortages of flat panel product from key vendors."

"While we are not pleased with our results, we did report an increase in the Company's gross profit margin for the second quarter, which increased to 42.1% from 41.6% for the same quarter last year. This was attributable to the 5% growth of our profitable custom installation business and the related 22% growth in higher margin labor revenue for the quarter. Despite the overall decline in sales, our custom installation business continues to grow. These sales represented over 67% of gross sales for the second quarter of fiscal 2006 as compared to 64% of gross sales for the same quarter last year."

Mr. Karp continued, "Our audio and video business has declined for the first half of the year, partially offset by the increase in services and labor revenue. Flat panel product shortages have continued in the industry and video price compression has continued for the first six months of the year. However, flat panel television demand continued to increase and unit sales have surged 28% for this period. The increase in unit sales have primarily come from the sale of larger size plasma and LCD high definition televisions, which have provided a service opportunity for us as customers want these products installed. This flat panel unit sales growth has been realized, despite the product shortages experienced. We do expect to see an increase in flat panel availability from our key vendors in the summer and fall of 2006."

"Net advertising expense declined for both the second quarter and six month period ended April 29, 2006. The decrease was primarily related to a reduction in marketing expenditures. The Company's advertising expenditures for the first half of fiscal 2006 decreased by 25.7% to approximately $1,140,000, as compared to $1,535,000 for the same period last year. Advertising expenditures for the second quarter of fiscal 2006 decreased by 28.1% to approximately $410,000, as compared to $570,000 for the same quarter last year. The Company has been evaluating its findings from consumer focus groups, while analyzing customer service needs and market conditions in developing an appropriate advertising campaign that will market the Company's service offerings, world class products and brand in this market. We believe the delay in releasing our new campaign negatively impacted second quarter sales. I am excited about the new marketing plan and am hopeful that our new advertising directives and efforts will improve sales and operating results."

"May and June sales to-date, have continued to be slow and key flat panel product has continued to be scarce. This is expected to negatively impact third quarter results. On a positive note, sales from our newest store in Bridgewater, New Jersey continue to mature nicely and we expect this store to contribute to net store profitability in fiscal 2006."

Mr. Joseph Calabrese, Chief Financial Officer stated, "The Company's selling, general and administrative expenses for the second quarter and first half of fiscal 2006 have declined 6.4% and 5.3%, respectively. This decrease was offset by additional expenses relating to the Company's new Bridgewater store."

"Management has been proactive in response to the Company's sales decline with its cost reduction program. As a result, our expenses declined from reduced payroll and payroll related expenses, management bonuses, other selling expenses, professional fees, communications, and from reduced net advertising expense."

"As part of our ongoing cost reduction program, Management will continue to examine ways to reduce expenses further in fiscal 2006. This includes ongoing negotiations with our landlords for rent reductions or deferrals or the reduction of certain facilities. Additionally, we will continue our efforts to improve our purchasing and inventory efficiencies, implement positive merchandising changes, while cultivating our profitable service offerings. We have also modified our labor rates improving revenues and resulting margins. These efficiencies should benefit results for the remainder of the fiscal year."

Mr. Calabrese concluded, "Interest expense increased 76.5% or $41,000 and 74.1% or $73,000 for the second quarter and first six months of fiscal 2006, respectively. This was primarily due to increased interest rates and borrowings from our credit facility in fiscal 2005 to fund the construction of the Bridgewater retail store, as well as expenditures from our computer conversion project, which is expected to be completed in fiscal 2006."

Mr. Karp concluded, "We look forward to the upcoming annual shareholders meeting and are optimistic about obtaining approval from our shareholders, of the $4.0 million equity raise. The infusion of this significant capital coupled with the talents and achievements of our new proposed Board, will help Harvey to continue to cultivate its brand and achieve its growth strategy in this market."

Harvey Electronics is a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the metropolitan New York area. The Company currently operates a total of nine locations; eight Harvey showrooms and one separate Bang & Olufsen branded store. There are two Harvey locations in Manhattan and six suburban locations in Paramus, New Jersey; Mt. Kisco, in Westchester; Greenwich, Connecticut; Greenvale/Roslyn, on the north shore of Long Island, in Eatontown, New Jersey and our newest store in Bridgewater, New Jersey. The Bang & Olufsen branded store is located in Union Square on 927 Broadway at 21st Street, in Manhattan. The Company also has a Bang & Olufsen showroom within our Harvey retail store in Greenwich, Connecticut.

Audio Video International, a well-respected trade publication, has named Harvey Electronics a national "Top Ten Retailer of the Year", seven years in a row.

Please visit a Harvey store or one of our Bang & Olufsen showrooms. Also, please inquire about Harvey's custom installation services.

From time to time, information provided by the Company, statements made by its employees or information, included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward-looking statements" and not historical facts. Forward-looking statements can be identified by the use of words such as "believe", "expect", "intend",
"anticipate", "in my opinion", and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed in the Company's Prospectus dated March 31, 1998 and from time to time in the Company's Securities and Exchange Commission reports including its Form 10-K and Forms 10-Q.

For  more   information   and   showroom   locations,   visit  our   website  at
www.harveyonline.com.

CONTACTS:
o        Michael E. Recca,
         Chairman of the Board
         Tel. (212) 709-1907, Fax: (212) 709-1952
         Email: mer@skycapitalholdings.com
o        Franklin C. Karp, CEO/President,
         E-mail: fkarp@harveyonline.com or
                 ----------------------
         Joseph J. Calabrese, Executive Vice President & CFO
         E-mail: jcalabrese@harveyonline.com
         Harvey Electronics, Inc.
         Tel. (201) 842-0078, Fax (201) 842-0317


         (See financial table)

       Harvey Electronics, Inc. Announces Results for the Second Quarter
                       and Six Months Ended April 29,2006

                            Harvey Electronics, Inc.
                            Statements Of Operations
                                   (Unaudited)

                                                       Twenty-six Weeks    Twenty-six Weeks     Thirteen Weeks     Thirteen Weeks
                                                            Ended               Ended                Ended             Ended
                                                          April 29,           April 30,            April 29,         April 30,
                                                             2006                2005                2006               2005
                                                     ----------------- --------------------- ------------------ -----------------
Net sales                                                 $20,931,183           $21,812,894         $9,545,930        $9,727,880
Other income                                                   16,564                     -             16,564                 -
                                                     ----------------- --------------------- ------------------ -----------------
                                                           20,947,747            21,812,894          9,562,494         9,727,880
                                                     ----------------- --------------------- ------------------ -----------------
Cost of sales                                              12,360,585            12,670,690          5,526,679         5,682,826
Selling, general and administrative expenses                8,421,559             8,892,544          4,017,983         4,294,582
Interest expense                                              171,796                98,679             94,313            53,436
                                                     ----------------- --------------------- ------------------ -----------------
                                                           20,953,940            21,661,913          9,638,975        10,030,844
                                                     ----------------- --------------------- ------------------ -----------------
(Loss) income before income taxes                             (6,193)               150,981           (76,481)         (302,964)
Income taxes (benefit)                                              -                62,000           (25,000)         (118,000)
                                                     ----------------- --------------------- ------------------ -----------------
Net (loss) income                                             (6,193)                88,981           (51,481)         (184,964)

Preferred Stock dividend requirement                           25,081                26,904             12,750            12,750
                                                     ----------------- --------------------- ------------------ -----------------
Net (loss) income applicable to
  common shareholders                                       ($31,274)               $62,077          ($64,231)        ($197,714)
                                                     ================= ===================== ================== =================
Net (loss) income per share applicable
  to common shareholders:
  Basic                                                       ($0.01)                 $0.02            ($0.02)           ($0.06)
                                                     ================= ===================== ================== =================
  Diluted                                                     ($0.01)                 $0.02            ($0.02)           ($0.06)
                                                     ================= ===================== ================== =================
Shares used in the calculation of net
  (loss) income per common shareholder:
  Basic                                                     3,508,584             3,482,285          3,508,584         3,508,584
                                                     ================= ===================== ================== =================
  Diluted                                                   3,508,584             3,684,469          3,508,584         3,508,584
                                                     ================= ===================== ================== =================


                           Balance Sheet Information:

                                        (Unaudited)
                                          April 29,           October 29,
                                            2006                 2005
                                         -----------          ----------------
Current Assets                           $7,918,000           $8,618,000
Current Liabilities                       4,815,000            5,658,000
Working Capital                           3,103,000            2,960,000
Total Assets                             13,317,000           13,879,000
Long-Term Liabilities                     4,247,000            3,935,000
Shareholders' Equity                      4,255,000            4,287,000

                                               ###